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                                                                      EXHIBIT 15


Board of Directors
Zix Corporation

We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503, No.
333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No.
333-55068, No. 333-61822, No. 333-62604, No. 333-74890, No. 333-96663, No.
333-104532, No. 333-104533 and No. 333-105059) and the Registration Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-83934, No. 333-89052, No.
333-100337, No. 333-100399, No. 333-100400, No. 333-101041 and No. 333-105060)
of Zix Corporation of our report dated April 17, 2003, with respect to the unaudited condensed consolidated interim financial statements of Zix Corporation, which are included in its Form 10-Q for the quarter ended March 31, 2003.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


Dallas, Texas                                              /s/ ERNST & YOUNG LLP
May 2, 2003